CONTACT:
Jim Illson
Chief Financial Officer
Bell Microproducts
(408) 451 9400

FOR IMMEDIATE RELEASE

Bell Microproducts Completes Americas Working Capital Refinancing
Distributor Reduces Financing Expenses through Placement of Accounts Receivable Securitization
Facility and Improved Borrowing Terms

San Jose (September 21, 2004): Bell Microproducts (Nasdaq:BELM) announced today that it has completed a re-financing of its existing Americas’ working capital facility. The company now has two working capital facilities to support its working capital needs throughout the Americas. The company has amended its existing working capital facility with Wachovia Bank, N.A. to provide for a reduction in interest rates and costs associated with the facility. The amended facility is for $125 million and matures in July, 2007. Additionally, Bell Microproducts also completed an Accounts Receivable Securitization facility with Blue Ridge Asset Funding Corporation (an affiliate of Wachovia Bank, N.A.) for $75 million. This facility matures in September, 2007.

Jim Illson, CFO of Bell Microproducts Inc, commented on these facilities, “The arrangement of these facilities is another significant step in reducing our borrowing costs and enhancing our working capital financing to support our operations. With the addition of the securitization facility we will finance a significant portion of our Americas’ working capital facilities at substantially lower rates. This facility enables us to borrow at a spread over commercial paper rates vs. Prime or LIBOR rates. Additionally, as a result of the performance improvements in our business, we have also been able to materially lower the interest rates and other costs on our asset-based facility. These facilities provide Bell Microproducts with the liquidity and growth potential to support both the current requirements and strategic initiatives of the company.”

About Bell Microproducts

Bell Microproducts is an international, value-added provider of a wide range of high-technology products, solutions, and services to the industrial and commercial markets. The company’s offering includes semiconductors, computer platforms, peripherals, and storage products of various types including desktop, high-end computer and storage subsystems, fibre channel connectivity products, RAID, NAS and SAN storage systems, back-up products, storage management software, and extensive support, integration and installation services. Bell Microproducts is an industry-recognized specialist in storage products and is one of the world’s largest storage-centric value-added distributors.

The company’s products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. The company adds value with a broad range of services including testing, software loading, kitting, mass storage system integration, and computer system integration. Trained and certified technical personnel complete each of these processes at Bell Microproducts’ ISO 9001:2000 facilities. Bell Microproducts markets and distributes more than 125 brand name product lines, as well as its own Rorke Data storage brands, to original equipment manufacturers (OEMs), contract electronic manufacturing services (EMS) customers, value-added resellers (VARs) and system integrators in the Americas and Europe. More information can be found in the company’s SEC filings, or by visiting the Bell Microproducts Web site at www.bellmicro.com.

Safe Harbor Statement

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect our current views of the impact of the described financing facilities on our liquidity needs and strategic initiatives, involve known and unknown risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: unforeseen changes in liquidity needs; the ability to maintain the financing facilities or secure alternative financing facilities on comparable terms; industry conditions, changes in product supply, pricing and customer demand; competition; other vagaries in the computer and electronic components markets; and the other risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.